                                                                       (m)(1)(i)

                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                       FOR

                           ING INVESTMENT FUNDS, INC.

                                 CLASS A SHARES

                            MAXIMUM COMBINED SERVICE AND
FUND                              DISTRIBUTION FEES
----                        ----------------------------
                    (as a percentage of average daily net assets)
ING MagnaCap Fund                       0.30%